UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2010

MESA ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-149338	98-0506246
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 525
Dallas, TX  75254
(Address of principal executive offices, including zip code)

(972) 490-9595
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a press release issued by Mesa Energy Holdings, Inc., (OTCBB: MSEH.OB), an exploration stage oil and gas exploration and production company with a focus on the Marcellus Shale in western New York (the “Company”), on March 25, 2010. In this release, the Company announced that it has begun initial testing in its Java Field natural gas development project in Wyoming County, New York.

Attached hereto as Exhibit 99.2, is a press release issued by the Company on March 29, 2010, announcing the appointment of former New York State Senator Nicholas A. Spano as a member of the Company’s advisory board. Mr. Spano brings to the Company over 27 years of experience as a New York political leader and advocate for New York related matters.

Attached hereto as Exhibit 99.3, is a press release issued by the Company on April 1, 2010, announcing the Company has obtained permits from the NY Department of Environmental Conservation to move forward with its re-completion plans on two existing Medina wells in its Java Field natural gas development project in Wyoming County, New York.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated March 25, 2010.

99.2	Press Release dated March 29, 2010.

99.3	Press Release dated April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Energy Holdings, Inc.

Dated: April 1, 2010	By:	/s/ Randy M. Griffin
Name: Randy M. Griffin
Title: Chief Executive Officer